                                                                    EXHIBIT 99.1



PRESS CONTACT:
Robyn Jenkins
Cisco Systems, Inc.
(408) 853-9848
rojenkin@cisco.com

INDUSTRY ANALYST RELATIONS CONTACT:                  INVESTOR RELATIONS CONTACT:
Rachael Myles                                        Roberta DeTata
Cisco Systems, Inc.                                  Cisco Systems, Inc
(408) 853-7660                                       (408) 527-6388
ramyles@cisco.com                                    rdetata@cisco.com



           CISCO SYSTEMS COMPLETES ACQUISITION OF HAMMERHEAD NETWORKS

        SAN JOSE, CALIF., JUNE 25, 2002 ---- Cisco Systems, Inc., today announced it has completed the acquisition of privately held Hammerhead Networks, Inc. of Billerica, Massachusetts. Hammerhead Networks develops high-performance software solutions that will augment Cisco's industry-leading IP aggregation portfolio consisting of cable, broadband and leased-line products.

ABOUT CISCO SYSTEMS

        Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

                                      # # #

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.